UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): April 17, 2007 (April 13, 2007)

PRO-FAC COOPERATIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-20539	16-6036816

(Commission File Number)	(IRS Employer Identification No.)

590 Willow Brook Office Park, Fairport, New York	14450

(Address of Principal Executive Offices)	(Zip Code)

(585) 218-4210

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.          Entry into a Material Definitive Agreement

         On April 13, 2007, Pro-Fac Cooperative, Inc. (“Pro-Fac”) entered into an agricultural services agreement with Farm Fresh First, LLC (“Farm Fresh”), a newly formed limited liability company, in which Pro-Fac owns a 6.25% membership interest. As is more particularly described in and by reference to the Services Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference, under the Services Agreement, Farm Fresh will provide Pro-Fac with agricultural and administrative services and will act as Pro-Fac’s exclusive sales agent for the sale of agricultural products grown by Pro-Fac member-growers located in New York State; provided such agricultural products are not subject to existing supply agreements. Certain members of Pro-Fac own the majority of the membership interests of Farm Fresh either directly or indirectly through entities owned or controlled by them, including three members of Pro-Fac’s board of directors, Peter Call, Kenneth Mattingly and James Vincent, who are indirect owners through affiliated entities.

Section 9 – Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Services Agreement, dated April 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-FAC COOPERATIVE, INC.

April 17, 2007	By: /s/ Stephen R. Wright
Stephen R. Wright, Chief Executive Officer,
Chief Financial Officer, General Manager and
Secretary
(Principal Executive Officer and Principal
Financial Officer)